SETTLEMENT AGREEMENT AND RELEASE

Salamandra, LLC v. RespireRX Pharmaceuticals, Inc.
Docket No. BER-DJ-077072-18

This SETTLEMENT AGREEMENT AND RELEASE (the “Agreement”) is made by and between Salamandra, LLC (“Plaintiff”) and RespireRX Pharmaceuticals, Inc. (“Defendant”). Collectively, Plaintiff and Defendant are referred to herein as the “Parties.”

WHEREAS Plaintiff obtained an arbitration award against Defendant and confirmed that award (the “Judgment”) in the Superior Court of New Jersey, Law Division, Bergen County, under Docket No. DJ-077072-18 (the “Action”); and

WHEREAS the Parties wish to resolve all matters between them,

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound by this Agreement, agree as follows:

1. Settlement Payment: As consideration for the dismissal of the Action and the releases given in this Agreement, the Parties agree as follows:

a.	Defendant shall pay Plaintiff $125,000.00 in one lump sum payment (the “Settlement Payment”). The Settlement Payments shall only be due and payable if the Defendant is able to raise $600,000 in working capital. If the Defendant is unable to raise the working capital or make the Settlement Payment before November 30, 2019, this Agreement becomes null and void and the below releases will never become effective. Should the Defendant raise less than $600,000 in working capital before November 30, 2019, it may cancel a portion of its debt to Plaintiff by paying Plaintiff at least 21% of the working capital amount raised, and that sum will reduce Defendant’s debt to Plaintiff under the Judgment dollar for dollar. Plaintiff may then seek collection of the remainder of the debt. In any event, should Defendant make the entire Settlement Payment to Plaintiff on or before November 30, 2019, the below releases will become effective.

b.	Subject to subsection c below, Plaintiff shall cease and desist with any and all collection efforts against Defendant until November 30, 2019.

c.	Plaintiff levied the Defendant’s bank account located at Bank of America. Defendant shall cooperate with Plaintiff for turnover of those funds in the approximate amount of $3,500.00, including filing any necessary applications with the court. The turnover of the Bank of America funds shall be paid to Plaintiff pursuant to the turnover order in addition to the Settlement Payment. Defendant will be opening a new operating account at a different bank. Once that account is opened, Defendant will provide the location and account number of the new account to Plaintiff As set forth above, Plaintiff shall cease and desist with any and all collection efforts against Defendant until November 30, 2019.

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2. Mutual Releases: Upon receipt of the Settlement Payment, Plaintiff and its members and each of its past, present and future assigns, agents, members, shareholders, officers, directors, employees, brokers, trustees, attorneys, insurers, representatives, affiliates, successors, predecessors, subsidiaries, divisions, and any other person or entity acting by, for, through or in concert with Plaintiff do hereby release, give up and forever discharge Defendant and any of its members, past, present and future assigns, agents, members, shareholders, officers, directors, employees, brokers, trustees, attorneys, insurers, representatives, parent companies, affiliates, successors, predecessors, subsidiaries, divisions, and any other person or entity acting by, for, through or in concert with Defendant from any and all past, present or future claims, actions, causes of action, damages, judgments, liabilities, obligations, liens, suits, executions, costs, and attorneys’ fees of any kind whatsoever, in law or equity, whether based in tort, contract, statute or other theory of recovery, that exist or are based upon actions, transactions, events, things, acts or conduct that occurred or arose as of or prior to the date this Agreement is fully-executed, whether known or unknown, accrued or un-accrued, suspected or unsuspected.

Upon execution of this Agreement, Defendant and its individual members and each of their past, present and future assigns, agents, members, shareholders, officers, directors, employees, brokers, trustees, attorneys, insurers, representatives, affiliates, successors, predecessors, subsidiaries, divisions, and any other person or entity acting by, for, through or in concert with Defendant does hereby release, give up and forever discharge Plaintiff and any of its members, past, present and future assigns, agents, members, shareholders, officers, directors, employees, brokers, trustees, attorneys, insurers, representatives, affiliates, successors, predecessors, subsidiaries, divisions, and any other person or entity acting by, for, through or in concert with Plaintiff from any and all past, present or future claims, actions, causes of action, damages, judgments, liabilities, obligations, liens, suits, executions, costs, and attorneys’ fees of any kind whatsoever, in law or equity, whether based in tort, contract, statute or other theory of recovery, that exist or are based upon actions, transactions, events, things, acts or conduct that occurred or arose as of or prior to the date this Agreement is fully-executed, whether known or unknown, accrued or un-accrued, suspected or unsuspected.

Nothing in the foregoing paragraphs or anywhere else in the Agreement shall be deemed as a waiver of the parties’ individual rights to enforce the terms and conditions of this Agreement.

3. Effective Date. This Agreement shall be effective upon execution by all parties (the “Effective Date”).

4. Dismissal of the Judgment: Within five (5) business days of receipt of the Settlement Payment, the Plaintiff shall file a warrant of satisfaction of the Judgment.

5. Expenses. Except for the Settlement Payment set forth in Section 1, above, each party shall bear its own expenses, costs and attorney’s fees incurred in connection with the Action.

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6. Entire Understanding. Except as set forth herein, this Agreement is an integrated contract and constitutes the entire agreement between the Parties with regard to the subject matter hereof. No representations, warranties or promises have been made or relied upon by any of the Parties other than those set forth in this Agreement. Each of the Parties acknowledges that it is not executing this Agreement in reliance upon any promise, representation, or warranty not contained or referred to in this Agreement.

7. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, all of which together shall constitute one and the same Agreement. The Agreement may be executed by an electronic signature tool.

8. Review by Counsel. Each of the Parties represents that it has read and understands this Agreement without reservation or exception and desires to be bound by it. Each of the Parties further represents that it has sought and obtained the advice of counsel prior to entering into this Agreement.

9. Enforceability. If any provision of this Agreement is held by a Court of competent jurisdiction to be illegal, invalid or unenforceable, all other provisions of the Agreement shall be unimpaired and shall remain in full force and effect.

10. Implementation. The Parties shall cooperate in good faith and take such further actions and execute such other instruments as may reasonably be necessary to effectuate fully the terms, spirit and intent of this Agreement.

11. No Waiver. None of the provisions of this Agreement shall be deemed waived, except by a writing signed by the Party against whom enforcement of the waiver is sought.

12. Agreement Interpretation. This Agreement shall be deemed to have been drafted jointly by counsel for the Parties. The Parties agree and understand that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement.

13. Amendment and Modification. Any amendment or modification of this Agreement must be in writing and signed by the Parties. Any amendment or modification not made in this manner shall have no force or effect.

14. Successors. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, and upon an entity or with any of them may merge, combine or consolidate.

15. Choice of Law and Venue. The Parties agree that this Agreement, and any disputes arising out of it, shall be governed under the laws of the State of New Jersey, and that any and all claims arising out of this Agreement shall be brought in the Superior Court of New Jersey, Law Division, Bergen County, which Court shall have sole and exclusive jurisdiction over any and all claims relating to or arising out of this Agreement.

16. Headings. The headings of this Agreement are provided for convenience and reference only and shall not bear upon the interpretation or enforcement of this Agreement.

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17. Signatories. Each of the Parties represent and warrants that the person signing this Agreement on its behalf is fully authorized to bind that party to this Agreement and that such party has the full right, power and authority to execute and to perform its obligations under this Agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE SET FORTH BENEATH EACH PARTY’S SIGNATURE BELOW:

SALAMANDRA, LLC

By:	/s/ Richard Krasnow, Ph.D.
Name:	Richard Krasnow, Ph.D.
Title:	Operating Director
Dated:	August 21, 2019

RESPIRERX PHARMACEUTICALS, INC.

By:	/s/ Jeff Eliot Margolis
Name:	Jeff Elliot Margolis
Title:	Senior Vice President, Chief Financial Officer, Treasurer, Secretary
Dated:	July 29, 2019

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